FORM 8-A


               Securities and Exchange Commission
                     Washington, D.C. 20549


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934




                    PHILLIPS PETROLEUM COMPANY
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)




        Delaware                          73-0400345
-----------------------      ------------------------------------
(State of incorporation      (I.R.S. Employer Identification No.)
 or organization)



Phillips Building, Bartlesville, OK                 74004
------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered

7.125% Debentures due March 15, 2028      New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                               None

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          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered

     A description of the Registrant's 7.125% Debentures due March 15, 2028 to be registered hereby is contained in the "Description of Securities" set forth in the prospectus dated December 17, 1993 and "Description of Debentures" set forth in the prospectus supplement dated March 17, 1998, each filed as a part of the Registrant's Registration Statement No. 33-51559 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.

Item 2.   Exhibits

     1. Restated Certificate of Incorporation, as filed with the State of Delaware July 17, 1989 (incorporated by reference to Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31,
          1995).

     2. Bylaws of Phillips Petroleum Company, as amended effective July 14, 1997 (incorporated by reference to Exhibit 3(ii) to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997).

     3.   Form of the Registrant's 7.125% Debenture due March 15, 2028.

     4. Indenture dated as of September 15, 1990, as supplemented by Supplemental Indenture No. 1 dated May 23, 1991, between Phillips Petroleum Company and First Trust National Association (formerly Continental Bank, National Association), (incorporated by reference to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).


                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                PHILLIPS PETROLEUM COMPANY



Date:  March 27, 1998           By /s/ John A. Carrig
                                  -------------------------------
                                   John A. Carrig, Vice President
                                   and Treasurer